As filed with the Securities and Exchange Commission on December 10, 2007
 Registration No. _____________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
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SWIFT ENERGY COMPANY
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)	20-3940661 (I.R.S. Employer Identification No.)

16825 Northchase Dr., Suite 400
Houston, Texas 77060
(Address of Principal Executive Offices) (Zip Code)

SWIFT ENERGY COMPANY
2005 STOCK COMPENSATION PLAN

Terry E. Swift
Chairman of the Board and
Chief Executive Officer
Swift Energy Company
16825 Northchase Dr., Suite 400
Houston, Texas 77060
(281) 874-2700
(Name, address and telephone number of Registrant’s executive offices and agent for service)

Copies to:

Donald W. Brodsky Baker & Hostetler, LLP 1000 Louisiana, 20th Floor Houston, Texas 77002 (713) 646-1335	Christopher M. Abundis Corporate Counsel Swift Energy Company 16825 Northchase Dr., Suite 400 Houston, Texas 77060 (281) 874-2700

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price per Share(3)(4)	Proposed Maximum Aggregate Offering Price(3)(4)	Amount of Registration Fee(4)
Common Stock, $.01 par value per share(5)	300,000 shares	$39.81	$11,943,000	$41.65(6)

(1)	Represents 300,000 additional shares issuable under the Swift Energy Company 2005 Stock Compensation Plan (the “Plan”).
(2)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), is deemed to include additional shares issuable under the terms of the Plan to prevent dilution resulting from any future stock split, stock dividend or similar transaction.

(3)      Estimated solely for the purpose of calculating the registration fee.
(4)
Calculated pursuant to Rule 457(c) and (h).  Accordingly, the price per share of the common stock offered hereunder pursuant to the Plan is based on 300,000 shares reserved for issuance under the Plan at a price per share of $39.81, which is the average of the highest and lowest selling price for the shares on the New York Stock Exchange on December 4, 2007.

(5)
Each share of common stock is accompanied by a preferred share purchase right pursuant to the Rights Agreement (as amended and restated as of March 31, 1999, and as further amended by Amendment No. 1 and Amendment No. 2 to Rights Agreement dated December 12, 2005 and December 21, 2006, respectively) between Swift Energy Company and American Stock Transfer & Trust Company, as Rights Agent.

(6)
Represents the registration fee for this registration statement calculated pursuant to Rule 457 of $366.65 less the $325.00 balance held by the Securities and Exchange Commission (the “SEC”).  The balance with the SEC originated from the registrant overpaying its registration fee by $325.00 in connection with its Registration Statement on Form S-3 (333-143034) dated May 17, 2007.

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement on Form S-8 (the “Registration Statement”) of Swift Energy Company (the “Company” or the “Registrant”) is being filed pursuant to General Instruction E to Form S-8 under the Securities Act to register 300,000 additional shares of the Company’s common stock, $0.01 par value (the “Common Stock”) under the Swift Energy Company 2005 Stock Compensation Plan (the “Plan”).  This Registration Statement on Form S-8 hereby incorporates by reference the contents of the Registrant’s registration statement on Form S-8 filed with the Securities and Exchange Commission on December 20, 2005 (Registration No. 333-130548), Post-Effective Amendment No. 1 to Form S-8 filed with the Securities and Exchange Commission on December 29, 2005 (Registration No. 333-130548) and the Registrant’s registration statement on Form S-8 filed with the Securities and Exchange Commission on June 7, 2006 (Registration No. 333-134807).

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 8.  Exhibits.

Exhibit Number	Description
5.1	Opinion of Counsel
10.1
Swift Energy Company 2005 Stock Compensation Plan (incorporated herein by reference to Swift Energy Company’s registration statement on Form S-8 filed with the Securities and Exchange Commission on December 20, 2005; File No. 333-130548)

10.2
Amendment No. 1 to Swift Energy Company 2005 Stock Compensation Plan (incorporated herein by reference as Exhibit 10.1 to Swift Energy Company’s Form 8-K filed with the Securities and Exchange Commission on May 12, 2006)

10.3
Amendment No. 2 to Swift Energy Company 2005 Stock Compensation Plan (incorporated herein by reference as Exhibit 99.1 to Swift Energy Company’s Quarterly Report on Form 10-Q for the quarterly period ending March 31, 2007)

10.4
Amendment No. 3 to Swift Energy Company 2005 Stock Compensation Plan (incorporated herein by reference as Exhibit 10 to Swift Energy Company’s Form 8-K filed with the Securities and Exchange Commission on May 11, 2007)

23.1	Consent of Ernst & Young LLP
23.2	Consent of Counsel (contained in Exhibit 5.1)
24.1	Powers of Attorney (contained in the signature pages to this Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas, on the 7th day of December, 2007.

SWIFT ENERGY COMPANY
By:	/s/ Terry E. Swift
Terry E. Swift Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Terry E. Swift, Bruce H. Vincent and Alton D. Heckaman, Jr., and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming that each of said attorneys-in-fact and agents or his substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date
/s/ Terry E. Swift
Terry E. Swift	Chief Executive Officer (Principal Executive Officer) and Chairman of the Board	December 7, 2007
/s/ Bruce H. Vincent
Bruce H. Vincent	President and Director	December 7, 2007
/s/ Alton D. Heckaman, Jr.
Alton D. Heckaman, Jr.	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 7, 2007
/s/ David W. Wesson
David W. Wesson	Controller (Principal Accounting Officer)	December 7, 2007

Signature	Capacity	Date
/s/ Raymond E. Galvin
Raymond E. Galvin	Vice-Chairman of the Board	December 7, 2007
/s/ Deanna L. Cannon
Deanna L. Cannon	Director	December 7, 2007
/s/ Douglas J. Lanier
Douglas J. Lanier	Director	December 7, 2007
/s/ Greg Matiuk
Greg Matiuk	Director	December 7, 2007
/s/ Henry C. Montgomery
Henry C. Montgomery	Director	December 7, 2007
/s/ Clyde W. Smith, Jr.
Clyde W. Smith, Jr.	Director	December 7, 2007
/s/ Charles J. Swindells
Charles J. Swindells	Director	December 7, 2007

INDEX TO EXHIBITS

Exhibit Number	Description
5.1	Opinion of Counsel
10.1
Swift Energy Company 2005 Stock Compensation Plan (incorporated herein by reference to Swift Energy Company’s registration statement on Form S-8 filed with the Securities and Exchange Commission on December 20, 2005; File No. 333-130548)

10.2
Amendment No. 1 to Swift Energy Company 2005 Stock Compensation Plan (incorporated herein by reference as Exhibit 10.1 to Swift Energy Company’s Form 8-K filed with the Securities and Exchange Commission on May 12, 2006)

10.3
Amendment No. 2 to Swift Energy Company 2005 Stock Compensation Plan (incorporated herein by reference as Exhibit 99.1 to Swift Energy Company’s Quarterly Report on Form 10-Q for the quarterly period ending March 31, 2007)

10.4
Amendment No. 3 to Swift Energy Company 2005 Stock Compensation Plan (incorporated herein by reference as Exhibit 10.1 to Swift Energy Company’s Form 8-K filed with the Securities and Exchange Commission on May 11, 2007)

23.1	Consent of Ernst & Young LLP
23.2	Consent of Counsel (contained in Exhibit 5.1)
24.1	Powers of Attorney (contained in the signature pages to this Registration Statement)